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                                                                    EXHIBIT 4.25

                       VOTING AND EXCHANGE TRUST AGREEMENT

     MEMORANDUM OF AGREEMENT made as of the 1st day of August, 2000, between AMVESCAP PLC, a corporation existing under the laws of England (hereinafter referred to as "AMVESCAP"), and AMVESCAP INC., a corporation existing under the laws of Nova Scotia (hereinafter referred to as "EXCHANGECO") and CIBC MELLON TRUST COMPANY, a trust company incorporated under the laws of Canada (hereinafter referred to as "TRUSTEE").

     RECITALS:

     (a) In connection with an amended and restated merger agreement (as further amended, supplemented and/or restated, the "MERGER AGREEMENT") made as of May 9, 2000 between AMVESCAP and Trimark Financial Corporation ("Trimark"), Exchangeco is to issue exchangeable shares to certain holders of securities of Trimark pursuant to the plan of arrangement contemplated in the Merger Agreement;

     (b) In connection with an indenture (the "INDENTURE") made as of the date hereof among AMVESCAP, Exchangeco and CIBC Mellon Trust Company, Exchangeco may issue Exchangeable Shares to holders of 6% equity subordinated debentures of Exchangeco which may be issued to certain holders of securities of Trimark pursuant to the plan of arrangement contemplated by the Merger Agreement; and

     (c) Pursuant to the Merger Agreement, AMVESCAP and Exchangeco are required to execute a voting and exchange trust agreement substantially in the form of this Agreement.

     In consideration of the foregoing and the mutual agreements contained herein (the receipt and adequacy of which are acknowledged), the parties agree as follows:

                                   ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

SECTION 1.1 DEFINITIONS

     In this Agreement, the following terms shall have the following meanings:

     "AFFILIATE" has the meaning ascribed thereto in the Securities Act (Ontario), as amended.

     "AMVESCAP MEETING" has the meaning ascribed thereto in Section 4.2.

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     "AMVESCAP ORDINARY SHARE" means an ordinary share in the capital of
     AMVESCAP.

     "AMVESCAP SPECIAL VOTING SHARE" means the special voting share in the capital of AMVESCAP which entitles the holder of record to a number of votes at meetings of holders of AMVESCAP Ordinary Shares equal to the number of Exchangeable Shares outstanding from time to time (other than Exchangeable Shares held by AMVESCAP and Affiliates of AMVESCAP), which share is to be issued to and voted by, the Trustee as described herein.

     "AMVESCAP SUCCESSOR" has the meaning ascribed thereto in Section 12.1(a).

     "ARRANGEMENT" means the arrangement under section 182 of the OBCA on the terms and subject to the conditions set out in the Plan of Arrangement.

     "AUTHORIZED INVESTMENTS" means short term interest bearing or discount debt obligations issued or guaranteed by the Government of Canada or any province thereof or a Canadian chartered bank (which may include an Affiliate or related party of the Trustee), maturing not more than one year from the date of investment, provided that each such obligation is rated at least R1 (middle) by DBRS Inc. or any equivalent rating by Canadian Bond Rating Service.

     "AUTOMATIC EXCHANGE RIGHT" means the benefit of the obligation of AMVESCAP under Section 5.1 pursuant to which AMVESCAP is required to purchase all or any part of the Exchangeable Shares from the holders thereof in exchange for AMVESCAP Ordinary Shares upon the occurrence and during the continuance of an Insolvency Event.

     "AUTOMATIC EXCHANGE RIGHTS ON LIQUIDATION" means the benefit of the obligation of AMVESCAP to effect the automatic exchange of Exchangeable Shares for AMVESCAP Ordinary Shares pursuant to Section 5.9.

     "BENEFICIARIES" means the registered holders from time to time of Exchangeable Shares, other than AMVESCAP and AMVESCAP's Affiliates, provided that a Debentureholder that becomes a registered holder of Exchangeable Shares pursuant to the terms of the Indenture shall only become a Beneficiary upon surrender of the Certificate of Entitlement together with the Debenture (for which such Debentureholder will receive such Exchangeable Shares) to which it is attached.

     "BENEFICIARY VOTES" has the meaning ascribed thereto in Section 4.2.

     "BOARD OF DIRECTORS" means the Board of Directors of Exchangeco.

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     "BUSINESS DAY" means any day on which commercial banks are open for business in Toronto, Ontario and London, England, other than a Saturday, a Sunday or a day observed as a holiday in Toronto, Ontario or London, England under applicable laws.

     "CALLCO" means AVZ Callco Inc., a company existing under the laws of Nova Scotia, which is a wholly-owned subsidiary of AMVESCAP.

     "CANADIAN DOLLAR EQUIVALENT" means, in respect of an amount expressed in a currency other than Canadian dollars (the "FOREIGN CURRENCY AMOUNT") at any date, the product obtained by multiplying (a) the Foreign Currency Amount by (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such exchange rate on such date for such foreign currency expressed in Canadian dollars as may be determined by the Board of Directors in good faith and in its sole discretion to be appropriate for such purpose.

     "CERTIFICATE OF ENTITLEMENT" means the certificate in the form attached hereto as Schedule "A" evidencing Rights of Entitlement issued to Debentureholders in accordance with the terms of this Agreement concurrently with the issuance of Debentures.

     "CURRENT MARKET PRICE" means, in respect of an AMVESCAP Ordinary Share on any date, the quotient obtained by dividing (a) the aggregate of the Daily Value of Trades for each day during a period of 20 consecutive trading days ending not more than three trading days before such date, by (b) the aggregate volume of AMVESCAP Ordinary Shares used to calculate such Daily Value of Trades.

     "DAILY VALUE OF TRADES" means, in respect of the AMVESCAP Ordinary Shares on any trading day, the Canadian Dollar Equivalent of the product of (a) the volume weighted average price of AMVESCAP Ordinary Shares on the LSE (or, if the AMVESCAP Ordinary Shares are not then listed on the LSE, on such other stock exchange or automated quotation system on which the AMVESCAP Ordinary Shares are listed or quoted, as the case may be, as may be selected by the board of directors of AMVESCAP for such purpose) on such date, as determined by Bloomberg L.P. or another reputable, third party information source selected by the board of directors of AMVESCAP; and (b) the aggregate volume of AMVESCAP Ordinary Shares traded on such day on the LSE or such other stock exchange or automated quotation system and used to calculate such volume weighted average price; provided that any such selections by the board of directors of AMVESCAP shall be conclusive and binding.

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     "DEBENTUREHOLDER" has the meaning ascribed thereto in the Indenture.

     "DEBENTURES" has the meaning ascribed thereto in the Indenture.

     "EXCHANGEABLE SHARES" means the non-voting exchangeable shares in the capital of Exchangeco, having substantially the rights, privileges, restrictions and conditions set out in Appendix I to the Plan of Arrangement.

     "INDEMNIFIED PARTIES" has the meaning ascribed thereto in Section 10.1.

     "INSOLVENCY EVENT" means (i) the institution by Exchangeco of any proceeding to be adjudicated a bankrupt or insolvent or to be wound up, or the consent of Exchangeco to the institution of bankruptcy, insolvency or winding-up proceedings against it, or (ii) the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including without limitation the Companies Creditors' Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by Exchangeco to contest in good faith any such proceedings commenced in respect of Exchangeco within 30 days of becoming aware thereof, or the consent by Exchangeco to the filing of any such petition or to the appointment of a receiver, or (iii) the making by Exchangeco of a general assignment for the benefit of creditors, or the admission in writing by Exchangeco of its inability to pay its debts generally as they become due, or (iv) Exchangeco not being permitted, pursuant to solvency requirements of applicable law, to redeem any Retracted Shares pursuant to section 6(6) of the Share Provisions.

     "LIQUIDATION CALL RIGHT" has the meaning ascribed thereto in the Plan of Arrangement.

     "LIQUIDATION EVENT" has the meaning ascribed thereto in Section 5.9(2).

     "LIQUIDATION EVENT EFFECTIVE DATE" has the meaning ascribed thereto in
     Section 5.9(3).

     "LIST" has the meaning ascribed thereto in Section 4.6.

     "LSE" means the London Stock Exchange plc or its successors.

     "OBCA" means the Business Corporations Act (Ontario), as amended.

     "OFFICER'S CERTIFICATE" means, with respect to AMVESCAP or Exchangeco, as the case may be, a certificate signed by any officer or director of AMVESCAP or Exchangeco, as the case may be.

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     "PERSON" includes any individual, firm, partnership, limited partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, government body, syndicate or other entity, whether or not having legal status.

     "PLAN OF ARRANGEMENT" means the plan of arrangement in the form and content of Schedule B to the Merger Agreement and any amendments or variations thereto made in accordance with section 6.1 of the Merger Agreement or
     Article 6 of the Plan of Arrangement or made at the direction of the Court.

     "REDEMPTION CALL RIGHT" has the meaning ascribed thereto in the Plan of Arrangement.

     "RETRACTED SHARES" has the meaning ascribed thereto in Section 6(1)(a) of the Share Provisions.

     "RETRACTION CALL RIGHT" has the meaning ascribed thereto in the Share Provisions.

     "RIGHTS OF ENTITLEMENT" mean the right of a Debentureholder, at the time such Debentureholder becomes a registered holder of Exchangeable Shares as a result of:

          (a) the exercise by Exchangeco of its share redemption right pursuant to section 3.6 of the Indenture or its share repayment right pursuant to section 4.3 of the Indenture,

          (b)  the conversion of Debentures by such Debentureholder pursuant to article 4 of the Indenture, or

          (c) such other event that results in such Debentureholder receiving Exchangeable Shares in return for its Debentures under the terms of the Indenture,

     to become a Beneficiary under this Agreement, for no additional consideration, upon surrender to the trustee under the Indenture of the Certificate of Entitlement together with the Debenture (for which such Debentureholder will receive such Exchangeable Shares) to which it is attached.

     "SHARE PROVISIONS" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares.

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     "STAMP TAXES" means all stamp, registration and transfer taxes and duties or their equivalents in all jurisdictions where such taxes and duties are payable as a result of any of the transactions contemplated by this Agreement including, without limitation, United Kingdom stamp duty and stamp duty reserve tax.

     "SUPPORT AGREEMENT" means that certain support agreement made as of even date herewith between Exchangeco, Callco and AMVESCAP in the form of Schedule D to the Merger Agreement, as amended in accordance with the terms of the Support Agreement.

     "TRUST" means the trust created by this Agreement.

     "TRUST ESTATE" means the AMVESCAP Special Voting Share, any other securities, the Automatic Exchange Right, the Automatic Exchange Rights on Liquidation and any money or other property which may be held by the Trustee from time to time pursuant to this Agreement.

     "TRUSTEE" means CIBC Mellon Trust Company and, subject to the provisions of
     Article 11, includes any successor trustee.

     "VOTING RIGHTS" means the voting rights attached to the AMVESCAP Special Voting Share.

SECTION 1.2 INTERPRETATION NOT AFFECTED BY HEADINGS, ETC.

          The division of this Agreement into Articles, Sections and other portions and the insertion of headings are for convenience of reference only and should not affect the construction or interpretation of this Agreement. Unless otherwise indicated, all references to an "ARTICLE" or "SECTION" followed by a number and/or a letter refer to the specified Article or Section of this Agreement. The terms "THIS AGREEMENT", "HEREOF", "HEREIN" and "HEREUNDER" and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

SECTION 1.3 NUMBER, GENDER, ETC.

          Words importing the singular number only shall include the plural and vice versa. Words importing any gender shall include all genders.

SECTION 1.4 DATE FOR ANY ACTION

          If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

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                                   ARTICLE 2
                              PURPOSE OF AGREEMENT

SECTION 2.1 ESTABLISHMENT OF TRUST

          The purpose of this Agreement is to create the Trust for the benefit of the Beneficiaries, as herein provided. The Trustee will hold the AMVESCAP Special Voting Share in order to enable the Trustee to exercise the Voting Rights and will hold the Automatic Exchange Right and the Automatic Exchange Rights on Liquidation in order to enable the Trustee to exercise such rights, in each case as trustee for and on behalf of the Beneficiaries as provided in this Agreement.

                                   ARTICLE 3
                          AMVESCAP SPECIAL VOTING SHARE

SECTION 3.1 ISSUE AND OWNERSHIP OF THE AMVESCAP SPECIAL VOTING SHARE

          Immediately following execution of this Agreement, AMVESCAP shall issue to the Trustee the AMVESCAP Special Voting Share (and shall deliver the certificate representing such share to the Trustee) to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries and in accordance with the provisions of this Agreement. AMVESCAP hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for the issuance of the AMVESCAP Special Voting Share by AMVESCAP to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the AMVESCAP Special Voting Share and shall be entitled to exercise all of the rights and powers of an owner with respect to the AMVESCAP Special Voting Share provided that the Trustee shall:

          (a) hold the AMVESCAP Special Voting Share and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and

          (b) except as specifically authorized by this Agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the AMVESCAP Special Voting Share and the AMVESCAP Special Voting Share shall not be used or disposed of by the Trustee for any purpose other than the purposes for which this Trust is created pursuant to this Agreement.

SECTION 3.2 LEGENDED SHARE CERTIFICATES

          Exchangeco will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of their right to instruct the

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Trustee with respect to the exercise of the Voting Rights in respect of the
Exchangeable Shares of the Beneficiaries.

SECTION 3.3 SAFE KEEPING OF CERTIFICATE

          The certificate representing the AMVESCAP Special Voting Share shall at all times be held in safe keeping by the Trustee or it duly authorized agent.

                                   ARTICLE 4
                            EXERCISE OF VOTING RIGHTS

SECTION 4.1 VOTING RIGHTS

          The Trustee, as the holder of record of the AMVESCAP Special Voting Share, shall be entitled to all of the Voting Rights, including the right to vote in person or by proxy attaching to the AMVESCAP Special Voting Share on any matters, questions, proposals or propositions whatsoever that may properly come before the shareholders of AMVESCAP at an AMVESCAP Meeting. The Voting Rights shall be and remain vested in and exercised by the Trustee subject to the terms of this Agreement. Subject to Section 8.15:

          (a) the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 4 from Beneficiaries on the record date established by AMVESCAP or by applicable law for such AMVESCAP Meeting who are entitled to instruct the Trustee as to the voting thereof; and

          (b) to the extent that no instructions are received from a Beneficiary with respect to the Voting Rights to which such Beneficiary is entitled, the Trustee shall not exercise or permit the exercise of such Voting Rights.

SECTION 4.2 NUMBER OF VOTES

(1) With respect to all meetings of shareholders of AMVESCAP at which holders of AMVESCAP Ordinary Shares are entitled to vote (each, an "AMVESCAP MEETING"), each Beneficiary shall be entitled to instruct the Trustee to cast and exercise the votes comprised in the Voting Rights for each Exchangeable Share owned of record by such Beneficiary on the record date established by AMVESCAP or by applicable law for such AMVESCAP Meeting (the "Beneficiary Votes"), in respect of each matter, question, proposal or proposition to be voted on at such AMVESCAP Meeting.

(2) The Voting Rights on a poll at an AMVESCAP Meeting shall consist of a number of votes equal to one for every four outstanding Exchangeable Shares from time to time not owned by AMVESCAP and its Affiliates and for which the Trustee has received voting instructions from the Beneficiary. Pursuant to

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          the terms of the Special Voting Share, the Trustee or its proxy is entitled on a vote on a show of hands to one vote in addition to any votes which may be cast by a Beneficiary (or its nominee) on a show of hands as proxy for the Trustee. Any Beneficiary who chooses to attend an AMVESCAP Meeting in person and who is entitled to vote in accordance with section 4.8(2) will be entitled to one vote on a show of hands.

     SECTION 4.3 MAILINGS TO SHAREHOLDERS

     (1) With respect to each AMVESCAP Meeting, the Trustee will use its reasonable efforts promptly to mail or cause to be mailed (or otherwise communicate in the same manner as AMVESCAP utilizes in communications to holders of AMVESCAP Ordinary Shares subject to applicable regulatory requirements and provided that such manner of communications is reasonably available to the Trustee) to each of the Beneficiaries named in the List, such mailing or communication to commence wherever practicable on the same day as the mailing or notice (or other communication) with respect thereto is commenced by AMVESCAP to its shareholders:

          (a) a copy of such notice, together with any related materials, including, without limitation, any circular or information statement or listing particulars, to be provided to shareholders of AMVESCAP;

          (b) a statement that such Beneficiary is entitled to instruct the Trustee as to the exercise of the Beneficiary Votes with respect to such AMVESCAP Meeting or, pursuant to Section 4.7, to attend such AMVESCAP Meeting and to exercise personally the Beneficiary Votes thereat;

          (c) a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:

               (i) a proxy to such Beneficiary or his, her or its designee to exercise personally the Beneficiary Votes; or

               (ii) a proxy to a designated agent or other representative of
                    AMVESCAP to exercise such Beneficiary Votes;

          (d) a statement that if no such instructions are received from the Beneficiary, the Beneficiary Votes to which such Beneficiary is entitled will not be exercised;

          (e) a form of direction whereby the Beneficiary may so direct and instruct the Trustee as contemplated herein; and

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          (f)  a statement of the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which in the case of an AMVESCAP Meeting shall not be earlier than the close of business on the fourth Business Day prior to such meeting, and of the method for revoking or amending such instructions.

     (2) The materials referred to in this Section 4.3 are to be provided to the Trustee by AMVESCAP, and the materials referred to in Section 4.3(1)(c), Section 4.3(1)(e) and Section 4.3(1)(f) shall (if reasonably practicable to do so) be subject to reasonable comment by the Trustee in a timely manner. Subject to the foregoing, AMVESCAP shall ensure that the materials to be provided to the Trustee are provided in sufficient time to permit the Trustee to comment as aforesaid and to send all materials to each Beneficiary at the same time as such materials are first sent to holders of AMVESCAP Ordinary Shares. AMVESCAP agrees not to communicate with holders of AMVESCAP Ordinary Shares with respect to the materials referred to in this
          Section 4.3 otherwise than by mail unless such method of communication is also reasonably available to the Trustee for communication with the Beneficiaries.

     (3) For the purpose of determining Beneficiary Votes to which a Beneficiary is entitled in respect of any AMVESCAP Meeting, the number of Exchangeable Shares owned of record by the Beneficiary shall be determined at the close of business on the record date established by AMVESCAP or by applicable law for purposes of determining shareholders entitled to vote at such AMVESCAP Meeting. AMVESCAP will notify the Trustee of any decision of the board of directors of AMVESCAP with respect to the calling of any AMVESCAP Meeting and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this Section 4.3.

SECTION 4.4 COPIES OF SHAREHOLDER INFORMATION

          AMVESCAP will deliver to the Trustee copies of all proxy materials (including notices of AMVESCAP Meetings but excluding proxies to vote AMVESCAP Ordinary Shares), information statements, reports (including, without limitation, all interim and annual financial statements) and other written communications that, in each case, are to be distributed by AMVESCAP from time to time to holders of AMVESCAP Ordinary Shares in sufficient quantities and in sufficient time so as to enable the Trustee to send those materials to each Beneficiary at the same time as such materials are first sent to holders of AMVESCAP Ordinary Shares. The Trustee will mail or otherwise send to each Beneficiary, at the expense of AMVESCAP, copies of all such materials (and all materials specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by AMVESCAP)

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received by the Trustee from AMVESCAP contemporaneously with the sending of such materials to holders of AMVESCAP Ordinary Shares. The Trustee will also make available for inspection by any Beneficiary at the Trustee's principal office in Toronto all proxy materials, information statements, reports and other written communications that are:

          (a) received by the Trustee as the registered holder of the AMVESCAP Special Voting Share and made available by AMVESCAP generally to the holders of AMVESCAP Ordinary Shares; or

          (b) specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by AMVESCAP.

SECTION 4.5 OTHER MATERIALS

          As soon as reasonably practicable after receipt by AMVESCAP or shareholders of AMVESCAP (if such receipt is known by AMVESCAP) of any material sent or given by or on behalf of a third party to holders of AMVESCAP Ordinary Shares generally, including without limitation, dissident proxy and information circulars (and related information and material) and take-over bid and securities exchange take-over bid circulars (and related information and material), provided such material has not been sent to the Beneficiaries by or on behalf of such third party, AMVESCAP shall use its reasonable efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material (unless the same has been provided directly to Beneficiaries by such third party) to each Beneficiary as soon as possible thereafter. As soon as reasonably practicable after receipt thereof, the Trustee will mail or otherwise send to each Beneficiary, at the expense of AMVESCAP, copies of all such materials received by the Trustee from AMVESCAP. The Trustee will also make available for inspection by any Beneficiary at the Trustee's principal office in Toronto copies of all such materials.

SECTION 4.6 LIST OF PERSONS ENTITLED TO VOTE

          Exchangeco shall, (a) prior to each annual, general and extraordinary AMVESCAP Meeting and (b) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a "LIST") of the names and addresses of the Beneficiaries arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Beneficiary, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with an AMVESCAP Meeting, at the close of business on the record date established by AMVESCAP or pursuant to applicable law for determining the holders of AMVESCAP Ordinary Shares entitled to receive notice of and/or to vote at such AMVESCAP Meeting. Each such List shall be delivered to the Trustee promptly after receipt by Exchangeco of such request or the

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record date for such meeting and in any event within sufficient time as to permit the Trustee to perform its obligations under this Agreement. AMVESCAP agrees to give Exchangeco notice (with a copy to the Trustee) of the calling of any AMVESCAP Meeting, together with the record date therefor, sufficiently prior to the date of the calling of such meeting so as to enable Exchangeco to perform its obligations under this Section 4.6.

SECTION 4.7 ENTITLEMENT TO DIRECT VOTES

          Subject to Sections 4.8 and 4.11, any Beneficiary named in a List prepared in connection with any AMVESCAP Meeting will be entitled (a) to instruct the Trustee in the manner described in Section 4.3 with respect to the exercise of the Beneficiary Votes to which such Beneficiary is entitled or (b) to attend such meeting and personally exercise thereat, as the proxy of the Trustee, the Beneficiary Votes to which such Beneficiary is entitled.

SECTION 4.8 VOTING BY TRUSTEE AND ATTENDANCE OF TRUSTEE REPRESENTATIVE AT
            MEETING

(1) In connection with each AMVESCAP Meeting, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Beneficiary pursuant to Section 4.3, the Beneficiary Votes as to which such Beneficiary is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions) other than any Beneficiary Votes the subject of section 4.8(2); provided, however, that such written instructions are received by the Trustee from the Beneficiary prior to the time and date fixed by the Trustee for receipt of such instruction in the notice given by the Trustee to the Beneficiary pursuant to Section 4.3.

(2) The Trustee shall cause a representative who is empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights to attend each AMVESCAP Meeting. Upon submission by a Beneficiary (or its designee) named in the List prepared in connection with the relevant meeting of identification satisfactory to the Trustee's representative, and at the Beneficiary's request, such representative shall sign and deliver to such Beneficiary (or its designee) a proxy to exercise personally the Beneficiary Votes as to which such Beneficiary is otherwise entitled hereunder to direct the vote, if such Beneficiary either (i) has not previously given the Trustee instructions pursuant to Section 4.3 in respect of such meeting or (ii) submits to such representative written revocation of any such previous instructions. At such meeting, the Beneficiary (or its designee) exercising such Beneficiary Votes in accordance with such proxy shall have the same rights in respect of such Beneficiary Votes as the Trustee to speak at the meeting in favour of any matter, question, proposal or proposition, to vote by way of ballot at the meeting in respect of any matter, question, proposal or proposition, and to

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               vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

SECTION 4.9 DISTRIBUTION OF WRITTEN MATERIALS

          Any written materials distributed by the Trustee pursuant to this Agreement shall be sent by mail (or otherwise communicated in the same manner as AMVESCAP utilizes in communications to holders of AMVESCAP Ordinary Shares subject to applicable regulatory requirements and provided such manner of communications is reasonably available to the Trustee) to each Beneficiary at its address as shown on the books of Exchangeco. AMVESCAP agrees not to communicate with holders of AMVESCAP Ordinary Shares with respect to such written materials otherwise than by mail unless such method of communication is also reasonably available to the Trustee for communication with the Beneficiaries. Exchangeco shall provide or cause to be provided to the Trustee for purposes of communication, on a timely basis and without charge or other expense:

          (a)  a current List; and

          (b) upon the request of the Trustee, mailing labels to enable the Trustee to carry out its duties under this Agreement.

SECTION 4.10 TERMINATION OF VOTING RIGHTS

          All of the rights of a Beneficiary with respect to the Beneficiary Votes exercisable in respect of the Exchangeable Shares held by such Beneficiary, including the right to instruct the Trustee as to the voting of or to vote personally such Beneficiary Votes, shall be deemed to be surrendered by the Beneficiary to AMVESCAP or Callco, as the case may be, and such Beneficiary Votes and the Voting Rights represented thereby shall cease immediately upon (i) the delivery by such holder to the Trustee of the certificates representing such Exchangeable Shares in connection with the occurrence of the automatic exchange of Exchangeable Shares for AMVESCAP Ordinary Shares, as specified in Article 5 (unless AMVESCAP shall not have delivered the requisite AMVESCAP Ordinary Shares issuable in exchange therefor to the Trustee pending delivery to the Beneficiaries), or (ii) the retraction or redemption of Exchangeable Shares pursuant to section 6 or 7 of the Share Provisions, or (iii) the effective date of the liquidation, dissolution or winding-up of Exchangeco pursuant to section 5 of the Share Provisions, or (iv) the purchase of Exchangeable Shares from the holder thereof by Callco pursuant to the exercise by Callco of the Retraction Call Right, the Redemption Call Right or the Liquidation Call Right.

SECTION 4.11 DISCLOSURE OF INTEREST IN EXCHANGEABLE SHARES

The Trustee and/or Exchangeco shall be entitled to require any Beneficiary or any person who the Trustee and/or Exchangeco know or have reasonable cause to believe to hold any interest whatsoever in an Exchangeable Share to confirm that fact or to give such details as to whom has an interest in such Exchangeable Share as would be required (if the Exchangeable Shares were a class of "equity shares" of Exchangeco) under section 101 of the Securities Act (Ontario), as amended from time to time, or as would be required under the articles of AMVESCAP or any laws or regulations, or pursuant to the rules or regulations of any regulatory authority, of the United Kingdom if the Exchangeable Shares were AMVESCAP Ordinary Shares. If a Beneficiary does not provide the information required to be provided by such Beneficiary pursuant to this Section 4.11, the board of directors of AMVESCAP may take any action permitted under the articles of AMVESCAP or any laws or regulations, or pursuant to the rules or regulations of any regulatory authority, of the United Kingdom with respect to the Voting Rights relating to the Exchangeable Shares held by such Beneficiary.

                                   ARTICLE 5
                               AUTOMATIC EXCHANGE

SECTION 5.1 AUTOMATIC EXCHANGE

(1) AMVESCAP hereby agrees with the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries that the Trustee shall have (i) the Automatic Exchange Right, and (ii) the Automatic Exchange Rights on Liquidation, all in accordance with the provisions of this Agreement. The Automatic Exchange Right shall represent an agreement on the terms set out herein between AMVESCAP and the Trustee (acting on behalf of the Beneficiaries) that upon the occurrence of an Insolvency Event, AMVESCAP will purchase from each and every Beneficiary all of the Exchangeable Shares held by such Beneficiary. The Automatic Exchange Rights on Liquidation shall represent an agreement on the terms set out herein between AMVESCAP and the Trustee (acting on behalf of the Beneficiaries) that AMVESCAP will purchase from each and every Beneficiary all of the outstanding Exchangeable Shares held by such Beneficiary on the fifth Business Day prior to the Liquidation Event Effective Date. AMVESCAP hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for agreeing with the Trustee (acting on behalf of the Beneficiaries) to be bound by the Automatic Exchange Right and the Automatic Exchange Rights on Liquidation.

(2) During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Automatic Exchange Right and the Automatic Exchange Rights on

          Liquidation and shall be entitled to exercise all of the rights and powers of an owner with respect to the Automatic Exchange Right and the Automatic Exchange Rights on Liquidation, provided that the Trustee shall:

     (a) hold the Automatic Exchange Right and the Automatic Exchange Rights on Liquidation and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and

     (b) except as specifically authorized by this Agreement, have no power or authority to exercise or otherwise deal in or with the Automatic Exchange Right or the Automatic Exchange Rights on Liquidation, and the Trustee shall not exercise any such rights for any purpose other than the purposes for which the Trust is created pursuant to this Agreement.

(3) The obligations of AMVESCAP to issue AMVESCAP Ordinary Shares pursuant to the Automatic Exchange Right or the Automatic Exchange Rights on Liquidation are subject to all applicable laws and regulatory or stock exchange requirements.

SECTION 5.2 LEGENDED SHARE CERTIFICATES

          Exchangeco will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of the Automatic Exchange Right and the Automatic Exchange Rights on Liquidation.

SECTION 5.3 AUTOMATIC EXCHANGE RIGHT

(1) The purchase price payable by AMVESCAP for each Exchangeable Share to be purchased by AMVESCAP under the Automatic Exchange Right shall be an amount per share equal to (i) the Current Market Price of an AMVESCAP Ordinary Share on the last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Share under the Automatic Exchange Right, which shall be satisfied in full by AMVESCAP causing to be delivered to such holder one AMVESCAP Ordinary Share, plus (ii) to the extent not paid by Exchangeco on the designated payment date therefor, an additional amount equal to and in full satisfaction of the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the closing of the purchase and sale. In connection with each exercise of the Automatic Exchange Right, AMVESCAP shall provide to the Trustee an Officer's Certificate setting forth the calculation of the purchase price for each Exchangeable Share. The purchase price for each such Exchangeable Share so purchased may be satisfied only by AMVESCAP issuing and delivering or causing to be delivered to the Trustee, on behalf of the relevant Beneficiary, one AMVESCAP Ordinary Share and on the applicable payment date a cheque for the balance, if any, of the purchase price, in each case less any amounts withheld pursuant to Section 5.10. Upon payment by AMVESCAP of such purchase price the relevant Beneficiary shall cease to have any right to be paid by Exchangeco any amount in respect of declared and unpaid dividends on each such Exchangeable Share.

     (2) Immediately upon the occurrence of an Insolvency Event, the closing of the transaction of purchase and sale contemplated by the Automatic Exchange Right shall be deemed to have occurred, and each Beneficiary shall be deemed to have transferred to AMVESCAP all of the Beneficiary's right, title and interest in and to such Beneficiary's Exchangeable Shares free and clear of any lien, claim or encumbrance and the related interest in the Trust Estate, any right of each such Beneficiary to receive declared and unpaid dividends from Exchangeco shall be deemed to be satisfied and discharged and each such Beneficiary shall cease to be a holder of such Exchangeable Shares and AMVESCAP shall issue to the Beneficiary the AMVESCAP Ordinary Shares issuable upon the automatic exchange of Exchangeable Shares for AMVESCAP Ordinary Shares and on the applicable payment date shall deliver to the Trustee for delivery to the Beneficiary a cheque for the balance, if any, of the total purchase price for such Exchange Shares, without interest, in each case less any amounts withheld pursuant to Section 5.10. Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary shall become the holder of the AMVESCAP Ordinary Shares issued pursuant to the automatic exchange of such Beneficiary's Exchangeable Shares for AMVESCAP Ordinary Shares and the certificates held by the Beneficiary previously representing the Exchangeable Shares exchanged by the Beneficiary with AMVESCAP pursuant to such automatic exchange shall thereafter be deemed to represent AMVESCAP Ordinary Shares issued to the Beneficiary by AMVESCAP pursuant to such automatic exchange. Upon the request of a Beneficiary and the surrender by the Beneficiary of Exchangeable Share certificates deemed to represent AMVESCAP Ordinary Shares, duly endorsed in blank and accompanied by such instruments of transfer as AMVESCAP may reasonably require, AMVESCAP shall deliver or cause to be delivered to the Beneficiary certificates representing the AMVESCAP Ordinary Shares of which the Beneficiary is the holder.

SECTION 5.4 FAILURE TO RETRACT

          Upon the occurrence of an event referred to in paragraph (iv) of the definition of Insolvency Event, Exchangeco hereby agrees with the Trustee and in favour of the Beneficiary promptly to forward or cause to be forwarded to the Trustee all relevant materials delivered by the Beneficiary to Exchangeco or to the transfer agent of the Exchangeable Shares (including without limitation, a copy of the retraction request delivered pursuant to section 6(1) of the Share Provisions) in connection with such proposed redemption of the Retracted Shares.

SECTION 5.5 STAMP TAXES

          Upon any sale of Exchangeable Shares to AMVESCAP pursuant to the Automatic Exchange Right or the Automatic Exchange Rights on Liquidation, the share certificate or certificates representing AMVESCAP Ordinary Shares to be delivered in connection with the payment of the total purchase price therefor shall be registered in the name of the Beneficiary of the Exchangeable Shares so sold or in such names as such Beneficiary may otherwise direct in writing provided such direction is received by AMVESCAP prior to the time such shares are issued without charge to the holder of the Exchangeable Shares so sold; provided, however, that such Beneficiary (a) shall pay (and none of AMVESCAP, Exchangeco or the Trustee shall be required to pay) any Stamp Taxes that may be payable in respect of any transfer of such Exchangeable Shares to AMVESCAP or in respect of the issuance or delivery of such AMVESCAP Ordinary Shares to such Beneficiary or any other person including, without limitation, in the event that AMVESCAP Ordinary Shares are being issued or transferred in the name of a clearing service or depositary or a nominee thereof, and (b) shall have evidenced to the satisfaction of the Trustee, AMVESCAP and Exchangeco that such Stamp Taxes, if any, have been paid.

SECTION 5.6 NOTICE OF INSOLVENCY EVENT

          As soon as practicable following the occurrence of an Insolvency Event or any event that with the giving of notice or the passage of time or both would be an Insolvency Event, Exchangeco and AMVESCAP shall give written notice thereof to the Trustee. As soon as practicable following the receipt of notice from Exchangeco and AMVESCAP of the occurrence of an Insolvency Event, or upon the Trustee becoming aware of an Insolvency Event, the Trustee will mail to each Beneficiary, at the expense of AMVESCAP (such funds to be received in advance), a notice of such Insolvency Event in the form provided by AMVESCAP, which notice shall contain a brief statement of the rights of the Beneficiaries with respect to the Automatic Exchange Right.

SECTION 5.7 LISTING OF AMVESCAP ORDINARY SHARES

          AMVESCAP covenants that if any AMVESCAP Ordinary Shares to be issued and delivered pursuant to the Automatic Exchange Right or the Automatic Exchange Rights on Liquidation require registration or qualification with or approval of or the filing of any document, including any prospectus or similar document, or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority or stock exchange under any United Kingdom or Canadian federal, provincial or territorial law or regulation or pursuant to the rules and regulations of any regulatory authority or the fulfillment of any other United Kingdom or Canadian legal requirement before such shares may be issued and delivered by AMVESCAP to the initial holder thereof or in order that such shares may be freely traded thereafter (other than any restrictions of general application on transfer by reason of a holder being a "CONTROL PERSON" or the equivalent of AMVESCAP for purposes of Canadian securities law or any United Kingdom equivalent), AMVESCAP will expeditiously and in good faith take all such actions and do all such things as are reasonably necessary or desirable to cause such AMVESCAP Ordinary Shares to be and remain duly registered, qualified or approved. AMVESCAP will expeditiously and in good faith take all such actions and do all such things as are reasonably necessary or desirable to cause all AMVESCAP Ordinary Shares to be delivered pursuant to the Automatic Exchange Right or the Automatic Exchange Rights on Liquidation to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which issued AMVESCAP Ordinary Shares have been listed by AMVESCAP and remain listed and are quoted or posted for trading at such time.

SECTION 5.8 AMVESCAP ORDINARY SHARES

          AMVESCAP hereby represents, warrants and covenants that the AMVESCAP Ordinary Shares issuable as described herein will be duly authorized and validly issued as fully paid and shall be free and clear of any lien, claim or encumbrance.

SECTION 5.9 AUTOMATIC EXCHANGE ON LIQUIDATION OF AMVESCAP

(1) AMVESCAP will give the Trustee written notice of each of the following events at the time set forth below:

     (a) in the event of any determination by the board of directors of AMVESCAP to institute voluntary liquidation, dissolution or winding-up proceedings with respect to AMVESCAP or to effect any other distribution of assets of AMVESCAP among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

     (b) as soon as practicable following the earlier of (A) receipt by AMVESCAP of notice of, and (B) AMVESCAP otherwise becoming aware of any instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of AMVESCAP or to effect any other distribution of assets of AMVESCAP among its shareholders for the purpose of winding up its affairs, in each case where AMVESCAP has failed to contest in good faith any such proceeding commenced in respect of AMVESCAP within 30 days of becoming aware thereof.

     (2) As soon as practicable following receipt by the Trustee from AMVESCAP of notice of any event (a "LIQUIDATION EVENT") contemplated by Section 5.9(1)(a) or 5.9(1)(b), the Trustee will give notice thereof to the Beneficiaries. Such notice shall be provided to the Trustee by AMVESCAP and shall include a brief description of the automatic exchange of Exchangeable Shares for AMVESCAP Ordinary Shares provided for in Section 5.9(3).

     (3) In order that the Beneficiaries will be able to participate on a pro rata basis with the holders of AMVESCAP Ordinary Shares in the distribution of assets of AMVESCAP in connection with a Liquidation Event, on the fifth Business Day prior to the effective date (the "LIQUIDATION EVENT EFFECTIVE DATE") of a Liquidation Event, all of the then outstanding Exchangeable Shares shall be automatically exchanged for AMVESCAP Ordinary Shares. To effect such automatic exchange, AMVESCAP shall purchase on the fifth Business Day prior to the Liquidation Event Effective Date each Exchangeable Share then outstanding and held by Beneficiaries, and each Beneficiary shall sell the Exchangeable Shares held by it at such time, free and clear of any lien, claim or encumbrance, for a purchase price per share equal to
          (i) the Current Market Price of an AMVESCAP Ordinary Share on the fifth Business Day prior to the Liquidation Event Effective Date, which shall be satisfied in full by AMVESCAP issuing to the Beneficiary one AMVESCAP Ordinary Share, plus (ii) to the extent not paid by Exchangeco on the designated payment date therefor, an additional amount equal to and in full satisfaction of the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the date of the exchange. AMVESCAP shall provide the Trustee with an Officer's Certificate in connection with each automatic exchange setting forth the calculation of the purchase price for each Exchangeable Share.

     (4) On the fifth Business Day prior to the Liquidation Event Effective Date, the closing of the transaction of purchase and sale contemplated by the automatic exchange of Exchangeable Shares for AMVESCAP Ordinary Shares shall be deemed to have occurred, and each Beneficiary shall be deemed to have transferred to AMVESCAP all of the Beneficiary's right, title and interest in and to such Beneficiary's Exchangeable Shares free and clear of any lien, claim or encumbrance and the related interest in the Trust Estate, any right of each such Beneficiary to receive declared and unpaid dividends from Exchangeco shall be deemed to be satisfied and discharged, and each such Beneficiary shall cease to be a holder of such Exchangeable Shares and AMVESCAP shall issue to the Beneficiary the AMVESCAP Ordinary Shares issuable upon the automatic exchange of Exchangeable Shares for AMVESCAP Ordinary Shares and on the applicable payment date shall deliver to the Trustee for delivery to the Beneficiary a cheque for the balance, if any, of the total purchase price for such Exchangeable Shares, without interest, in each case less any amounts withheld pursuant to
          Section 5.10. Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary shall become the holder of the AMVESCAP Ordinary Shares issued pursuant to the automatic exchange of such Beneficiary's Exchangeable Shares for AMVESCAP Ordinary Shares and the certificates held by the Beneficiary previously representing the Exchangeable Shares exchanged by the Beneficiary with AMVESCAP pursuant to such automatic exchange shall thereafter be deemed to represent AMVESCAP Ordinary Shares issued to the Beneficiary by AMVESCAP pursuant to such automatic exchange. Upon the request of a Beneficiary and the surrender by the Beneficiary of Exchangeable Share certificates deemed to represent AMVESCAP Ordinary Shares, duly endorsed in blank and accompanied by such instruments of transfer as AMVESCAP may reasonably require, AMVESCAP shall deliver or cause to be delivered to the Beneficiary certificates representing the AMVESCAP Ordinary Shares of which the Beneficiary is the holder.

SECTION 5.10 WITHHOLDING RIGHTS

          AMVESCAP, Exchangeco and the Trustee shall be entitled to deduct and withhold from any consideration otherwise payable under this Agreement to any holder of Exchangeable Shares or AMVESCAP Ordinary Shares such amounts as AMVESCAP, Exchangeco or the Trustee is required to deduct and withhold with respect to such payment under the Income Tax Act (Canada) or United Kingdom tax laws or any provision of provincial, state, local or foreign tax law, in each case as amended or succeeded. The Trustee may act and rely on the advice of counsel with respect to such matters. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, AMVESCAP, Exchangeco and the Trustee are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to AMVESCAP, Exchangeco or the Trustee, as the case may be, to enable it to comply with such deduction or withholding requirement and AMVESCAP, Exchangeco or the Trustee shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale. AMVESCAP represents and warrants that, based upon facts currently known to it, it has no current intention, as at the date of this Agreement, to deduct or withhold from any dividend paid to holders of Exchangeable Shares any amounts under the United Kingdom tax laws.

                                   ARTICLE 6
             RESTRICTIONS ON ISSUE OF AMVESCAP SPECIAL VOTING SHARES

SECTION 6.1 ISSUE OF ADDITIONAL SHARES

          During the term of this Agreement, AMVESCAP will not, without the consent of the holders at the relevant time of Exchangeable Shares, given in accordance with section 10(2) of the Share Provisions, issue any additional AMVESCAP Special Voting Shares.

                                   ARTICLE 7
                              RIGHTS OF ENTITLEMENT

SECTION 7.1 GRANT OF RIGHTS OF ENTITLEMENT

          At the time that a Debenture is issued in accordance with the terms of the Indenture, the holder of such Debenture shall concurrently be granted Rights of Entitlement which shall be evidenced by a Certificate of Entitlement issued by Exchangeco.

SECTION 7.2 TRANSFER AND SURRENDER OF CERTIFICATES OF ENTITLEMENT

          Any Certificate of Entitlement shall be annexed to the Debenture to which it relates and may only be transferred or surrendered together with the Debenture to which it is so annexed.

                                   ARTICLE 8
                             CONCERNING THE TRUSTEE

SECTION 8.1 POWERS AND DUTIES OF THE TRUSTEE

(1) The rights, powers, duties and authorities of the Trustee under this Agreement, in its capacity as Trustee of the Trust, shall include:

     (a) receipt and deposit of the AMVESCAP Special Voting Share from AMVESCAP as Trustee for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;

     (b) granting proxies and distributing materials to Beneficiaries as provided in this Agreement;

     (c) voting the Beneficiary Votes in accordance with the provisions of this Agreement;

     (d) receiving the grant of the Automatic Exchange Right and the Automatic Exchange Rights on Liquidation from AMVESCAP as

               Trustee for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;

          (e) enforcing the benefit of the Automatic Exchange Right and the Automatic Exchange Rights on Liquidation, in each case in accordance with the provisions of this Agreement, and in connection therewith receiving from Beneficiaries Exchangeable Shares and other requisite documents and distributing to such Beneficiaries AMVESCAP Ordinary Shares and cheques, if any, to which such Beneficiaries are entitled pursuant to the Automatic Exchange Right or the Automatic Exchange Rights on Liquidation, as the case may be;

          (f)  holding title to the Trust Estate;

          (g) investing any moneys forming, from time to time, a part of the Trust Estate as provided in this Agreement;

          (h) taking action at the direction of a Beneficiary or Beneficiaries to enforce the obligations of AMVESCAP and Exchangeco under this Agreement; and

          (i) taking such other actions and doing such other things as are specifically provided in this Agreement to be carried out by the Trustee whether alone, jointly or in the alternative.

     (2) In the exercise of such rights, powers, duties and authorities the Trustee shall have (and is granted) such incidental and additional rights, powers, duties and authority not in conflict with any of the provisions of this Agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers, duties and authorities by the Trustee shall be final, conclusive and binding upon all persons.

     (3) The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith and with a view to the best interests of the Beneficiaries and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

     (4) The Trustee shall not be bound to give notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof; nor shall the Trustee be required to take any notice of, or to do, or to take any act, action or proceeding as a result of any default or breach of any provision hereunder, unless and until notified in writing of such default or breach, which notices shall distinctly specify the default or breach desired to be brought to the attention of the Trustee, and in the absence of such notice the Trustee may for all purposes of this Agreement conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

SECTION 8.2 NO CONFLICT OF INTEREST

          The Trustee represents to AMVESCAP and Exchangeco that at the date of execution and delivery of this Agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within 90 days after it becomes aware that such material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 11. If, notwithstanding the foregoing provisions of this
Section 8.2, the Trustee has such a material conflict of interest, the validity and enforceability of this Agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this Section 8.2, any interested party may apply to the Superior Court of Justice (Ontario) for an order that the Trustee be replaced as Trustee hereunder.

SECTION 8.3 DEALINGS WITH TRANSFER AGENTS, REGISTRARS, ETC.

(1) AMVESCAP and Exchangeco irrevocably authorize the Trustee, from time to time, to:

     (a) consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and AMVESCAP Ordinary Shares; and

     (b) requisition, from time to time, (i) from any such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this Agreement and
          (ii) from the transfer agent of AMVESCAP Ordinary Shares, and any subsequent transfer agent of such shares, the share certificates issuable upon the exercise from time to time of the Automatic Exchange Right and pursuant to the Automatic Exchange Rights on Liquidation.

(2) AMVESCAP and Exchangeco shall irrevocably authorize their respective registrars and transfer agents to comply with all such requests. AMVESCAP covenants that it will supply its transfer agent with duly executed share certificates for the purpose of completing the exercise from time to time of the

          Automatic Exchange Right and the Automatic Exchange Rights on Liquidation, in each case pursuant to Article 5.

SECTION 8.4 BOOKS AND RECORDS

          The Trustee shall keep available for inspection by AMVESCAP and Exchangeco at the Trustee's principal office in Toronto correct and complete books and records of account relating to the Trust created by this Agreement, including without limitation, all relevant data relating to mailings and instructions to and from Beneficiaries and all transactions pursuant to the Automatic Exchange Right and the Automatic Exchange Rights on Liquidation. On or before January 15, 2001, and on or before January 15th in every year thereafter, so long as the AMVESCAP Special Voting Share is registered in the name of the Trustee, the Trustee shall transmit to AMVESCAP and Exchangeco a brief report, dated as of the preceding December 31st, with respect to:

          (a) the property and funds comprising the Trust Estate as of that date;

          (b) the number of exercises of the Automatic Exchange Right, if any, and the aggregate number of Exchangeable Shares received by the Trustee on behalf of Beneficiaries in consideration of the issuance by AMVESCAP of AMVESCAP Ordinary Shares in connection with the Automatic Exchange Right, during the calendar year ended on such December 31st; and

          (c) any action taken by the Trustee in the performance of its duties under this Agreement which it had not previously reported.

SECTION 8.5 INCOME TAX RETURNS AND REPORTS

          The Trustee shall, to the extent necessary, prepare and file, or cause to be prepared and filed, on behalf of the Trust appropriate United Kingdom and Canadian income tax returns and any other returns or reports as may be required by applicable law or pursuant to the rules and regulations of any securities exchange or other trading system through which the Exchangeable Shares are traded. In connection therewith, the Trustee may obtain the advice and assistance of such experts or advisors as the Trustee considers necessary or advisable (who may be experts or advisors to AMVESCAP or Exchangeco). If requested by the Trustee, AMVESCAP or Exchangeco shall retain qualified experts or advisors for the purpose of providing such tax advice or assistance.

SECTION 8.6 INDEMNIFICATION PRIOR TO CERTAIN ACTIONS BY TRUSTEE

(1) The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this Agreement at the request, order or direction of any Beneficiary upon such Beneficiary furnishing to the Trustee reasonable funding, security or indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby, provided that no Beneficiary shall be obligated to furnish to the Trustee any such funding, security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the AMVESCAP Special Voting Share pursuant to Article 4, subject to Section 8.15, and with respect to the Automatic Exchange Right and the Automatic Exchange Rights on Liquidation pursuant to Article 5.

     (2) None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties, or authorities unless funded, given security and indemnified as aforesaid.

SECTION 8.7 ACTION OF BENEFICIARIES

          No Beneficiary shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this Agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Beneficiary has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security or indemnity referred to in Section 8.6 and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Beneficiary shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Beneficiaries shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or the Voting Rights, the Automatic Exchange Right or the Automatic Exchange Rights on Liquidation except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Beneficiaries.

SECTION 8.8 RELIANCE UPON DECLARATIONS

          The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon statutory declarations, certificates, opinions or reports furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder if such statutory declarations, certificates, opinions or reports comply with the provisions of Section 8.9, if applicable, and with any other applicable provisions of this Agreement.

     SECTION 8.9 EVIDENCE AND AUTHORITY TO TRUSTEE

     (1) AMVESCAP and/or Exchangeco shall furnish to the Trustee evidence of compliance with the conditions provided for in this Agreement relating to any action or step required or permitted to be taken by AMVESCAP and/or Exchangeco or the Trustee under this Agreement or as a result of any obligation imposed under this Agreement, including, without limitation, in respect of the Voting Rights or the Automatic Exchange Right or the Automatic Exchange Rights on Liquidation and the taking of any other action to be taken by the Trustee at the request of or on the application of AMVESCAP and/or Exchangeco promptly if and when:

          (a) such evidence is required by any other section of this Agreement to be furnished to the Trustee in accordance with the terms of this Section 8.9; or

          (b) the Trustee, in the exercise of its rights, powers, duties and authorities under this Agreement, gives AMVESCAP and/or Exchangeco written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

     (2) Such evidence shall consist of an Officer's Certificate of AMVESCAP and/or Exchangeco or a statutory declaration or a certificate made by persons entitled to sign an Officer's Certificate stating that any such condition has been complied with in accordance with the terms of this Agreement.

     (3) Whenever such evidence relates to a matter other than the Voting Rights or the Automatic Exchange Right or the Automatic Exchange Rights on Liquidation or the taking of any other action to be taken by the Trustee at the request or on the application of AMVESCAP and/or Exchangeco, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, attorney, auditor, accountant, appraiser, valuer or other expert or any other person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director, officer or employee of AMVESCAP and/or Exchangeco it shall be in the form of an Officer's Certificate or a statutory declaration.

     (4) Each statutory declaration, Officer's Certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this Agreement shall include a statement by the person giving the evidence:

          (a) declaring that he has read and understands the provisions of this Agreement relating to the condition in question;

          (b) describing the nature and scope of the examination or investigation upon which he based the statutory declaration, certificate, statement or opinion; and

          (c) declaring that he has made such examination or investigation as he believes is necessary to enable him to make the statements or give the opinions contained or expressed therein.

SECTION 8.10 EXPERTS, ADVISERS AND AGENTS

          The Trustee may:

          (a) in relation to these presents act and rely on the opinion or advice of or information obtained from any solicitor, attorney, auditor, accountant, appraiser, valuer or other expert, whether retained by the Trustee or by AMVESCAP and/or Exchangeco or otherwise, and may retain or employ such assistants as may be necessary to the proper discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid;

          (b) employ such agents and other assistants as it may reasonably require for the proper determination and discharge of its powers and duties hereunder; and

          (c) pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the Trust.

SECTION 8.11 INVESTMENT OF MONEYS HELD BY TRUSTEE

          Unless otherwise provided in this Agreement, any moneys held by or on behalf of the Trustee which under the terms of this Agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee shall, upon the receipt by the Trustee of the written direction of Exchangeco, be invested or reinvested in the name or under the control of the Trustee in securities in which, under the laws of the Province of Ontario, trustees are authorized to invest trust moneys, provided that such securities are stated to mature within two years after their purchase by the Trustee, or in Authorized Investments. Any direction of Exchangeco to the Trustee as to investment or reinvestment of funds shall be in writing and shall be provided to the Trustee no later than 9:00 a.m. (local time) or if received on a non-Business Day, shall be deemed to have been given prior to 9:00 a.m. (local time) on the immediately following Business Day. If no such direction is received, the Trustee shall not have any obligation to invest the monies and pending receipt of such a direction all interest or other income and such moneys may be deposited in the name of the Trustee in any chartered bank in Canada or, with the consent of Exchangeco, in the deposit department of the Trustee or any other specified loan or trust company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits. The Trustee shall not be held liable for any losses incurred in the investment of any funds as herein provided.

SECTION 8.12 TRUSTEE NOT REQUIRED TO GIVE SECURITY

          The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this Agreement or otherwise in respect of the premises.

SECTION 8.13 TRUSTEE NOT BOUND TO ACT ON REQUEST

          Except as in this Agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of AMVESCAP and/or Exchangeco or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

SECTION 8.14 AUTHORITY TO CARRY ON BUSINESS

          The Trustee represents to AMVESCAP and Exchangeco that at the date of execution and delivery by it of this Agreement it is authorized to carry on the business of a trust company in each of the provinces of Canada but if, notwithstanding the provisions of this Section 8.14, it ceases to be so authorized to carry on business, the validity and enforceability of this Agreement and the Voting Rights, the Automatic Exchange Right and the Automatic Exchange Rights on Liquidation shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in any province of Canada, either become so authorized or resign in the manner and with the effect specified in Article 11.

SECTION 8.15 CONFLICTING CLAIMS

(1) If conflicting claims or demands are made or asserted with respect to any interest of any Beneficiary in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Beneficiary in any Exchangeable Shares, resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, in its sole discretion, to refuse to recognize or to comply with any such claims or demands. In so refusing, the Trustee may elect not to exercise any Voting

          Rights, Automatic Exchange Right or Automatic Exchange Rights on Liquidation subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

          (a) the rights of all adverse claimants with respect to the Voting Rights, Automatic Exchange Right or Automatic Exchange Rights on Liquidation subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction; or

          (b) all differences with respect to the Voting Rights, Automatic Exchange Right or Automatic Exchange Rights on Liquidation subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement certified to be in full force and effect.

(2) If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate to fully indemnify it as between all conflicting claims or demands.

SECTION 8.16 ACCEPTANCE OF TRUST

          The Trustee hereby accepts the Trust created and provided for by and in this Agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Beneficiaries, subject to all the terms and conditions herein set forth.

                                    ARTICLE 9
                                  COMPENSATION

SECTION 9.1 FEES AND EXPENSES OF THE TRUSTEE

          AMVESCAP and Exchangeco jointly and severally agree to pay the Trustee reasonable compensation for all of the services rendered by it under this Agreement and will reimburse the Trustee for all reasonable expenses (including, but not limited to, taxes other than taxes based on the net income or capital of the Trustee, fees paid to legal counsel and other experts and advisors and travel expenses) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency, reasonably incurred by the Trustee in connection with its duties under this Agreement; provided that AMVESCAP and Exchangeco shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation or any such proceedings in which the Trustee is determined to have acted in bad faith or with fraud, negligence, recklessness or wilful misconduct.

                                   ARTICLE 10
                   INDEMNIFICATION AND LIMITATION OF LIABILITY

SECTION 10.1 INDEMNIFICATION OF THE TRUSTEE

(1) AMVESCAP and Exchangeco jointly and severally agree to indemnify and hold harmless the Trustee and each of its directors, officers, employees and agents appointed and acting in accordance with this Agreement (collectively, the "INDEMNIFIED PARTIES") against all claims, losses, damages, reasonable costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee's legal counsel) which, without fraud, negligence, recklessness, wilful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason or as a result of the Trustee's acceptance or administration of the Trust, its compliance with its duties set forth in this Agreement, or any written or oral instruction delivered to the Trustee by AMVESCAP or Exchangeco pursuant hereto.

(2) In no case shall AMVESCAP or Exchangeco be liable under this indemnity for any claim against any of the Indemnified Parties unless AMVESCAP and Exchangeco shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (ii) below, AMVESCAP and Exchangeco shall be entitled to participate at their own expense in the defence and, if AMVESCAP and Exchangeco so elect at any time after receipt of such notice, either of them may assume the defence of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defence thereof, but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by AMVESCAP or Exchangeco; or (ii) the named parties to any such suit include both the Trustee and AMVESCAP or Exchangeco and the Trustee shall have been advised by counsel acceptable to AMVESCAP or Exchangeco that there may be one or more legal defences available to the Trustee that are different from or in addition to those available to AMVESCAP or Exchangeco and that, in the judgment of such counsel, would present a conflict of interest were a joint representation to be undertaken (in which case AMVESCAP and Exchangeco shall not have the right to assume the defence of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee). This indemnity shall survive the termination of the Trust and the resignation or removal of the Trustee.

SECTION 10.2 LIMITATION OF LIABILITY

          The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this Agreement, except to the extent that such loss is attributable to the fraud, negligence, recklessness, wilful misconduct or bad faith on the part of the Trustee.

                                   ARTICLE 11
                                CHANGE OF TRUSTEE

SECTION 11.1 RESIGNATION

          The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to AMVESCAP and Exchangeco specifying the date on which it desires to resign, provided that such notice shall not be given less than thirty (30) days before such desired resignation date unless AMVESCAP and Exchangeco otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, AMVESCAP and Exchangeco shall promptly appoint a successor trustee, which shall be a corporation organized and existing under the laws of Canada and authorized to carry on the business of a trust company in all provinces of Canada, by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing the appointment and acceptance of a successor trustee, a successor trustee may be appointed by order of a court of competent jurisdiction upon application of one or more of the parties to this Agreement. If the retiring trustee is the party initiating an application for the appointment of a successor trustee by order of a court of competent jurisdiction, AMVESCAP and Exchangeco shall be jointly and severally liable to reimburse the retiring trustee for its legal costs and expenses in connection with same.

SECTION 11.2 REMOVAL

          The Trustee, or any trustee hereafter appointed, may (provided a successor trustee is appointed) be removed at any time on not less than 30 days' prior notice by written instrument executed by AMVESCAP and Exchangeco, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee.

SECTION 11.3 SUCCESSOR TRUSTEE

          Any successor trustee appointed as provided under this Agreement shall execute, acknowledge and deliver to AMVESCAP and Exchangeco and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with the like effect as if originally named as trustee in this Agreement. However, on the written request of AMVESCAP and Exchangeco or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due to it pursuant to the provisions of this Agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, AMVESCAP, Exchangeco and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

SECTION 11.4 NOTICE OF SUCCESSOR TRUSTEE

          Upon acceptance of appointment by a successor trustee as provided herein, AMVESCAP and Exchangeco shall cause to be mailed notice of the succession of such trustee hereunder to each Beneficiary specified in a List. If AMVESCAP or Exchangeco shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of AMVESCAP and Exchangeco.

                                   ARTICLE 12
                               AMVESCAP SUCCESSORS

SECTION 12.1 CERTAIN REQUIREMENTS IN RESPECT OF COMBINATION, ETC.

          As long as any outstanding Exchangeable Shares are owned by any person other than AMVESCAP or any of its Affiliates, AMVESCAP shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, arrangement, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom unless, but may do so if:

          (a) such other person or continuing corporation (the "AMVESCAP SUCCESSOR"), by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, a trust agreement supplemental hereto and such other instruments (if any) as are satisfactory to the Trustee, acting reasonably, and in the opinion of legal counsel to the Trustee are reasonably necessary or advisable to evidence the assumption by the AMVESCAP Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such AMVESCAP Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of AMVESCAP under this Agreement; and

          (b) such transaction shall, to the satisfaction of the Trustee, acting reasonably, and in the opinion of legal counsel to the Trustee, be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the Trustee or of the Beneficiaries hereunder.

SECTION 12.2 VESTING OF POWERS IN SUCCESSOR

          Whenever the conditions of Section 12.1 have been duly observed and performed, the Trustee, AMVESCAP Successor and Exchangeco shall, if required by
Section 12.1, execute and deliver the supplemental trust agreement provided for in Article 13 and thereupon AMVESCAP Successor shall possess and from time to time may exercise each and every right and power of AMVESCAP under this Agreement in the name of AMVESCAP or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the board of directors of AMVESCAP or any officers of AMVESCAP may be done and performed with like force and effect by the directors or officers of such AMVESCAP Successor.

SECTION 12.3 WHOLLY-OWNED SUBSIDIARIES

          Nothing herein shall be construed as preventing (i) the amalgamation or merger of any wholly-owned direct or indirect subsidiary of AMVESCAP with or into AMVESCAP, (ii) the winding-up, liquidation or dissolution of any wholly-owned direct or indirect subsidiary of AMVESCAP (other than Exchangeco or Callco), provided that all of the assets of such subsidiary are transferred to AMVESCAP or another wholly-owned direct or indirect subsidiary of AMVESCAP, or
(iii) any other distribution of the assets of any wholly-owned direct or indirect subsidiary of AMVESCAP (other than Exchangeco or Callco) among the shareholders of such subsidiary for the purpose of winding up its affairs, and any such transactions are expressly permitted by this Article 12.

                                   ARTICLE 13
                  AMENDMENTS AND SUPPLEMENTAL TRUST AGREEMENTS

SECTION 13.1 AMENDMENTS, MODIFICATIONS, ETC.

          Subject to Sections 13.2, 13.4 and 15.1, this Agreement may not be amended or modified except by an agreement in writing executed by AMVESCAP, Exchangeco and the Trustee and approved by the Beneficiaries in accordance with section 10(2) of the Share Provisions.

SECTION 13.2 MINISTERIAL AMENDMENTS

          Notwithstanding the provisions of Section 13.1, the parties to this Agreement may in writing, at any time and from time to time, without the approval of the Beneficiaries, amend or modify this Agreement for the purposes of:

          (a) adding to the covenants of any or all parties hereto for the protection of the Beneficiaries hereunder provided that the board of directors of each of Exchangeco and AMVESCAP shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the Beneficiaries;

          (b) making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the board of directors of each of AMVESCAP and Exchangeco and in the opinion of the Trustee, having in mind the best interests of the Beneficiaries, it may be expedient to make, provided that such boards of directors and the Trustee, acting on the advice of counsel, shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Beneficiaries; or

          (c) making such changes or corrections which, on the advice of counsel to AMVESCAP, Exchangeco and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Trustee, acting on the advice of counsel, and the board of directors of each of AMVESCAP and Exchangeco shall be of the opinion that such changes or corrections will not be prejudicial to the rights and interests of the Beneficiaries.

SECTION 13.3 MEETING TO CONSIDER AMENDMENTS

          Exchangeco, at the request of AMVESCAP, shall call a meeting or meetings of the Beneficiaries for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of Exchangeco, the Share Provisions and all applicable laws.

SECTION 13.4 CHANGES IN CAPITAL OF AMVESCAP AND EXCHANGECO

          At all times after the occurrence of any event contemplated pursuant to section 2.7 or 2.8 of the Support Agreement or otherwise, as a result of which either AMVESCAP Ordinary Shares or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which AMVESCAP Ordinary Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver a supplemental trust agreement giving effect to and evidencing such necessary amendments and modifications.

SECTION 13.5 EXECUTION OF SUPPLEMENTAL TRUST AGREEMENTS

          From time to time Exchangeco (when authorized by a resolution of its Board of Directors), AMVESCAP (when authorized by a resolution of its board of directors) and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, trust agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

          (a) evidencing the succession of AMVESCAP Successors and the covenants of and obligations assumed by each such AMVESCAP Successor in accordance with the provisions of Article 11 and the successors of the Trustee or any successor trustee in accordance with the provisions of Article 11;

          (b) making any additions to, deletions from or alterations of the provisions of this Agreement or the Voting Rights, the Automatic Exchange Right or the Automatic Exchange Rights on Liquidation which, in the opinion of the Trustee, will not be prejudicial to the interests of the Beneficiaries or are, in the opinion of counsel to the Trustee, necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to AMVESCAP, Exchangeco, the Trustee or this Agreement; and

          (c) for any other purposes not inconsistent with the provisions of this Agreement, including without limitation, to make or evidence any amendment or modification to this Agreement as contemplated hereby, provided that, in the opinion of the Trustee, the rights of the Trustee and Beneficiaries will not be prejudiced thereby.

                                   ARTICLE 14
                                   TERMINATION

SECTION 14.1 TERM

          The Trust created by this Agreement shall continue until the earliest to occur of the following events:

          (a) no outstanding Exchangeable Shares are held by a Beneficiary and no Debentures are outstanding;

          (b) each of AMVESCAP and Exchangeco elects in writing to terminate the Trust and such termination is approved by the Beneficiaries in accordance with section 10(2) of the Share Provisions; and

          (c) 21 years after the death of the last survivor of the descendants of His Majesty King George VI of Canada and the United Kingdom of Great Britain and Northern Ireland living on the date of the creation of the Trust.

SECTION 14.2 SURVIVAL OF AGREEMENT

          This Agreement shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares outstanding held by a Beneficiary and no Debentures outstanding; provided, however, that the provisions of Articles 9 and 10 shall survive any such termination of this Agreement.

                                   ARTICLE 15
                                     GENERAL

SECTION 15.1 SEVERABILITY

          If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

SECTION 15.2 ENUREMENT

          This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns and, subject to the terms hereof, to the benefit of the Beneficiaries.

SECTION 15.3 NOTICES TO PARTIES

(1) All notices and other communications between the parties hereunder shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for such party as shall be specified in like notice):

          (a)  To AMVESCAP or Exchangeco at:

               c/o AMVESCAP PLC
               11 Devonshire Square
               London, England
               EC2M 4Y2

               Attention: Corporate Secretary
               Facsimile: 011-44-207-929-5889

          (b)  To the Trustee at:

               CIBC Mellon Trust Company
               320 Bay Street
               6th Floor, P.O. Box 1
               Toronto, Ontario, Canada
               M5H 4A6

               Attention: Assistant Vice President,
                          Client Relations
               Facsimile: (416) 643-5570

(2) Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of receipt thereof unless such day is not a Business Day, in which case it shall be deemed to have been given and received upon the immediately following Business Day.

SECTION 15.4 NOTICE TO BENEFICIARIES

          Any and all notices to be given and any documents to be sent to any Beneficiaries may be given or sent to the address of such Beneficiary shown on the register of holders of Exchangeable Shares in any manner permitted by the by-laws of Exchangeco from time to time in force in respect of notices to shareholders and shall be deemed to be received (if given or sent in such manner) at the time specified in such by-laws, the provisions of which by-laws shall apply mutatis mutandis to notices or documents as aforesaid sent to such Beneficiaries.

SECTION 15.5 COUNTERPARTS

          This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

SECTION 15.6 JURISDICTION

          This Agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

SECTION 15.7 ATTORNMENT

          Each of the Trustee, AMVESCAP and Exchangeco agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of Ontario, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction, and AMVESCAP hereby appoints Exchangeco at its registered office in the Province of Ontario as attorney for service of process.

     IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                       AMVESCAP PLC

                                       By: /s/ ROBERT F. MCCULLOUGH
                                           ------------------------------------
                                           Authorized Signing Officer


                                       AMVESCAP INC.

                                       By: /s/ [ILLEGIBLE]
                                           ------------------------------------
                                           Authorized Signing Officer

                                   CIBC MELLON TRUST COMPANY, as
                                   Trustee and in its capacity as trustee
                                   under the Indenture


                                   By: /s/ MAXINE MCDONALD
                                       ---------------------------------------
                                       Name: Maxine McDonald
                                       Title: Senior Manager, Client Relations


                                   By: /s/ J. CARRABS
                                       ---------------------------------------
                                       Name: Jeffery Carrabs
                                       Title: Manager, Client Relations

                                  SCHEDULE "A"
                       FORM OF CERTIFICATE OF ENTITLEMENT

--------------------------------------------------------------------------------
                           CERTIFICATE OF ENTITLEMENT

This Certificate is one of the duly authorized certificates of the Corporation designated as its Certificates of Entitlement (the "CERTIFICATES") issued in accordance with the Voting and Exchange Trust Agreement between AMVESCAP INC. (the "CORPORATION"), AMVESCAP PLC and the Trustee designated thereunder concurrently with the issuance of AMVESCAP Equity Subordinated Debentures (the "DEBENTURES") of the Corporation. This Certificate and the attached Debenture(s) may be transferred and surrendered only together. The Voting and Exchange Trust Agreement provides that upon presentation of this Certificate together with the surrender of the attached Debenture(s), the holder of this Certificate shall be entitled to become, for all purposes, a "Beneficiary" under the terms of the Voting and Exchange Trust Agreement to the extent that the holder becomes the registered holder of any Exchangeable Shares in connection with the surrender of the attached Debenture(s).

A copy of the Voting and Exchange Trust Agreement is on file at the registered office of the Corporation in Halifax, Nova Scotia.

BY WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed.

                                  AMVESCAP INC.


By:                                    By:
   ---------------------------            ----------------------------
           PRESIDENT                               SECRETARY

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